UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

Clearway Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 19, 2023, Cedar Creek Wind Holdco LLC (the “Purchaser”), a subsidiary of Clearway Energy LLC (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Renew Development HoldCo LLC (the “Seller”), an affiliate of Clearway Energy Group LLC.  Pursuant to the terms of the Purchase Agreement, Purchaser will acquire from Seller 100% of the limited liability company membership interests in Cedar Creek Holdco LLC (“Target Company”), which owns 100% of the limited liability company interests in Cedar Creek TE Holdco LLC (“TE HoldCo”), which is the owner of all of the limited liability company interests in Cedar Creek Wind, LLC (the “Project Company”), for a purchase price of approximately $107 million in cash, subject to customary working capital adjustments (the “Transaction”). The Project Company is developing and constructing an approximately 159.8 megawatt wind energy generating facility and associated infrastructure in Bingham County, Idaho. At or prior to the closing of the Transaction, an investor has agreed to make an investment in TE HoldCo, upon which the membership interests of TE HoldCo will be divided into Class A membership interests and Class B membership interests. At the closing, the investor will own all of the Class A membership interests of TE HoldCo, and the Purchaser will indirectly own all of the Class B membership interests.

The Purchase Agreement contains customary representations and warranties and covenants made by the parties. Each of the Purchaser and the Seller are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The closing of the Transaction is subject to customary closing conditions and certain third-party approvals. The Company expects the Transaction to close in the first half of 2024.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Document

10.1†*	Membership Interest Purchase Agreement, dated as of May 19, 2023, by and between Renew Development HoldCo LLC and Cedar Creek Wind Holdco LLC.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission (the “SEC”) upon request.
*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

	By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Dated: May 24, 2023